Exhibit 10.45

THIRD AMENDMENT

TO LEASE AGREEMENT

This THIRD AMENDMENT TO LEASE AGREEMENT (“Amendment”), is entered into as of the 17th day of February, 2010, by and between BIXBY TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”), and TIVO INC., a Delaware corporation (“Tenant”), with reference to the facts set forth in the Recitals below.

R E C I T A L S :

A. WIX/NSJ Real Estate Limited Partnership, a Delaware limited partnership (“Prior Landlord”) and Tenant entered into that certain Lease Agreement dated October 6, 1999 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated February 1, 2006 (the “First Amendment”), and as further amended by that certain Second Amendment to Lease Agreement by and between Landlord and Tenant dated May 15, 2009 (the “Second Amendment”) (the Original Lease, as amended by the First Amendment and Second Amendment, may hereinafter be collectively referred to as the “Lease”) pursuant to which Landlord currently leases to Tenant the buildings located at 2160 and 2190 Gold Street, San Jose, California 95002 (the “Original Premises”). The Original Premises are part of the development known as Bixby Technology Center (the “Project”). The Original Premises contain approximately 127,124 rentable square feet. Landlord has succeeded to Prior Landlord’s interest as landlord under the Lease.

B. Capitalized terms not defined in this Amendment have the meanings given to them in the Lease.

C. Landlord and Tenant desire to amend the Lease in order to, among other things, provide for Tenant to lease certain additional space in the Project containing approximately 11,985 rentable square feet described as Suite No. 250 on the 2nd floor within that certain building located at 2130 Gold Street (“Building B”) shown on Exhibit A hereto (the “Expansion Space”), all upon and subject to the terms set forth below.

A G R E E M E N T :

NOW THEREFORE, in consideration of the above Recitals and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Expansion; Expansion Space Term.

(a) Effective as of March 1, 2010 (the “Expansion Effective Date”), (i) the Premises, as defined in the Original Lease, is increased from 127,124 rentable square feet consisting of Buildings D and E of the Project to 139,109 rentable square feet consisting of Buildings D and E and Suite 250 on the 2nd floor of Building B by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease, and (ii) the term “Building”, as defined in the Original Lease, shall mean Buildings B, D and E. The Lease term for the Expansion Space shall commence on the Expansion Effective Date and end on March 31, 2012 (the “Expansion Space Termination Date”). That portion of the 2nd Extended Term (as such term is defined in the Second Amendment) commencing the Expansion Effective Date and ending on the Expansion Space Termination Date shall be referred to herein as the “Expansion Space Term”. The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and except that Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises unless such concessions are expressly provided for herein with respect to the Expansion Space.

(b) The Expansion Effective Date shall be delayed to the extent that Landlord fails to deliver possession of the Expansion Space for any reason, including but not limited to, holding over by prior occupants. Any such delay in the Expansion Effective Date shall not subject Landlord to any liability for any loss or damage resulting therefrom. If the Expansion Effective Date is delayed, the Expansion Space Termination Date under the Lease shall be similarly extended.

2. Base Rent. In addition to Tenant’s obligation to pay Base Rent for the Original Premises, Tenant shall pay Landlord Base Rent for the Expansion Space as follows:

Period of the Expansion Space Term	Monthly Base Rent

February 1, 2010 – February 28, 2010	$0.00

March 1, 2010 – January 31, 2011	$13,183.50

February 1, 2011 – February 28, 2012	$13,782.75

All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease, as amended hereby (the “Amended Lease”).

3. Additional Security Deposit. Landlord acknowledges that Tenant currently has $180,516.00 of security deposit on account with Landlord (the “Existing Security Deposit”). Tenant acknowledges that, concurrently with Tenant’s execution of this Amendment, Tenant shall deposit with Landlord an additional security deposit in the amount of $13,782.75, which when added to the Existing Security Deposit shall equal $194,298.75 (the “New Security Deposit”). The New Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under the Amended Lease in accordance with the terms of Section 4 of the Original Lease. For purposes of clarity, as soon as practicable after the expiration or termination of the Expansion Space Term, Landlord shall reduce the New Security Deposit to the Existing Security Deposit and return the amount of $13,782.75 to Tenant, less such amounts as are reasonably necessary to remedy Tenant’s default(s) under this Amendment applicable to the Expansion Space.

4. Tenant’s Share. For the period commencing with the Expansion Effective Date and ending on the Expansion Space Termination Date, Tenant’s Share for the Expansion Space with respect to (i) Operating Expenses, Tax Expenses and Common Area Utility Costs shall be 3.97% of the Park and (ii) Utility Expenses shall be shall be 22.99% of Building B. During the Expansion Space Term, Tenant shall pay for Tenant’s Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses applicable to the Expansion Space in accordance with the terms of the Original Lease. Tenant shall continue to pay for Tenant's Share of Operating Expenses, Tax Expenses, Common Area Utility Costs and Utility Expenses applicable to the Original Premises in accordance with the terms of the Original Lease throughout the 2nd Extended Term.

5. Condition of Expansion Space. Tenant acknowledges that Landlord shall not be obligated to refurbish or improve the Expansion Space in any manner whatsoever or to otherwise provide funds for the improvement of the Expansion Space, and Tenant hereby accepts the Expansion Space “AS-IS”. Tenant further acknowledges that, except as set forth in this Section 5 below, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Expansion Space, the improvements, refurbishments, or alterations therein, or Building B or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business and that all representations and warranties of Landlord, if any, are as set forth in the Amended Lease. Landlord warrants that the heating, ventilating and air conditioning systems (the “HVAC”), the plumbing system and the electrical system existing within the Expansion Space on the Expansion Effective Date shall be in good working order on the Expansion Effective Date and continuing for ninety (90) days thereafter; provided, however, Landlord shall have no liability hereunder for repairs or replacements to the HVAC, the plumbing system or the electrical system necessitated by the acts or omissions of Tenant and/or of Tenant’s representatives, agents, contractors and/or employees, and provided that as Tenant’s sole remedy for Landlord’s breach of this warranty, Tenant shall have the right to cause Landlord to repair the defective HVAC, the plumbing system and the electrical system (subject to the limitations set forth herein). Except as herein provided, Tenant shall not be relieved of any maintenance obligations with respect to the HVAC, the plumbing system and the electrical system pursuant to the Amended Lease, including, but not limited to the obligations in Section 11.1 of the Original Lease.

6. Early Access to Expansion Space. Upon the mutual execution of this Amendment by Landlord and Tenant, Tenant shall have the right to enter the Expansion Space prior to the Expansion Effective Date in accordance with the terms and conditions of this Section 6 for the sole purpose of installing furniture, telecommunications systems, data cabling, equipment or other personal property (the “Preparation Work”). Provided that (i) Tenant delivers to Landlord the insurance certificates for the Expansion Space required under Section 12 of the Original Lease; and (ii) such early entry is for the sole purpose of performing the Preparation Work, Tenant shall not be required to pay Base Rent or Additional Rent as to the Expansion Space during such early occupancy period (with the exception of the cost of services requested by Tenant [e.g. freight elevator usage]) until the Expansion Effective Date occurs. Tenant shall comply with all terms and provisions of the Amended Lease during said early occupancy period, except those provisions requiring payment of Base Rent or Additional Rent as to the Expansion Space. If Tenant takes possession of the Expansion Space prior to the Expansion Effective Date for any reason whatsoever (other than the performance of the Preparation Work in the Expansion Space), such possession shall be subject to all the terms and conditions of the Original Lease and this Amendment, and Tenant shall pay Base Rent and Additional Rent as applicable to the Expansion Space to Landlord on a per diem basis for each day of occupancy prior to the Expansion Effective Date.

7. Furniture.

(a) Effective upon the Expansion Effective Date, Landlord agrees to lease to Tenant and Tenant agrees to lease from Landlord (at no additional charge), the units of furniture, personal property and equipment located in the Expansion Space (hereinafter individually and collectively referred to herein as the “Furniture”) more particularly described on Exhibit B, attached hereto and incorporated herein by this reference. Landlord or its assignee retains the full legal title to the Furniture and Tenant shall have no right, title or interest in the Furniture except as expressly provided herein. The term of this lease of the Furniture shall be coterminous with the Expansion Space Term.

(b) The Furniture shall be delivered in its “as is” condition as of the date hereof, subject only to reasonable wear and tear. Landlord makes no warranty, express or implied, as to any matter whatsoever including, without limitation, the design or condition of the Furniture, its merchantability or its fitness or capacity or durability for any particular purpose or the quality of material or workmanship of the Furniture. Landlord shall have no liability to Tenant for any claim, loss or damage caused or alleged to be caused directly, indirectly, incidentally or consequentially by the Furniture, by any inadequacy thereof or deficiency or defect therein, by any incident whatsoever in connection therewith, arising in strict liability, negligence or otherwise, or in any way related to or arising out of this lease of the Furniture.

(c) Tenant shall not directly or indirectly create, incur, or suffer to exist any mortgage, lien, security interest, charge, encumbrance or claims on or with respect to the Furniture, title thereto or any interest therein and Tenant shall immediately, at its own expense, take such action as may be necessary to discharge any such liens. Tenant shall, at its sole expense, keep the Furniture in the condition received, ordinary wear and tear and damage by casualty and condemnation excepted, and shall not make any material changes in the physical construction (the moving or reconfiguration of work stations shall not be deemed a material change) of the Furniture, except to the extent approved in writing by Landlord, in Landlord’s reasonable discretion. Tenant shall bear the entire risk of Furniture being lost, destroyed, damaged or otherwise rendered permanently unfit or unavailable for use (excepting ordinary wear and tear) from any cause whatsoever (hereinafter called an “Event of Loss”) after its delivery to Tenant. If an Event of Loss shall occur with respect to any Furniture, Tenant shall promptly and fully notify Landlord thereof in writing. In such an event, Tenant shall promptly pay to Landlord an amount equal to value, at replacement cost, new without deduction for depreciation of the Furniture so lost, destroyed, damaged or otherwise rendered permanently unfit or unavailable for use or replace the Furniture with furniture of like quality, in Tenant’s reasonable discretion (and/or Landlord shall be permitted to deduct repair or replacement costs for the Furniture from the New Security Deposit). Tenant shall not remove any of the items comprising the Furniture from the Expansion Space.

8. Option to Extend.

(a) Subject to the terms of this Section 8 and Section 9 below, Landlord hereby grants to Tenant the option (the “Extension Option”) to extend the Expansion Space Term of the Amended Lease with respect to the entire Expansion Space only for one (1) additional period of one (1) year (the “Option Term”), on the same terms, covenants and conditions as provided for in the Amended Lease during the Expansion Space Term of the Amended Lease, except that (i) Tenant shall have no further extension rights, and (ii) all economic terms such as, without limitation, Base Rent, Additional Rent, parking charges, etc. shall be established based on the “fair market rental rate” for the Expansion Space for the Option Term as defined and determined in accordance with the provisions of this Section 8 below.

(b) The Extension Option must be exercised, if at all, by written notice (“Extension Notice”) delivered by Tenant to Landlord no earlier than the date which is nine (9) months, and no later than the date which is six (6) months, prior to the expiration of the Expansion Space Term.

(c) The term “fair market rental rate” as used in this Section 8 shall mean the annual amount per rentable square foot, projected during the relevant period, that a willing, comparable, non-equity, renewal tenant (excluding sublease and assignment transactions) would pay, and a willing institutional landlord of a comparable Class “A” quality office building located in San Jose, California in a similar geographic area as the Expansion Space (“Comparison Area”) would accept, at arm’s length (what Landlord is accepting in current transactions for the Park may be considered), for space comparable in size, quality and floor height as the leased area at issue taking into account the age, quality and layout of the existing improvements in the leased area at issue and taking into account items that professional real estate brokers customarily consider, including, but not limited to, rental rates, office space availability, tenant size, tenant improvement allowances, operating expenses and allowance, parking charges, and any other economic matters then being charged by Landlord or the lessors of such similar office buildings.

(d) Landlord’s determination of fair market rental rate shall be delivered to Tenant in writing not later than thirty (30) days following Landlord’s receipt of Tenant’s Extension Notice. Tenant will have thirty (30) days (“Tenant's Review Period”) after receipt of Landlord’s notice of the fair market rental rate within which to accept such fair market rental rate or to object thereto in writing. Tenant’s failure to object to the fair market rental rate submitted by Landlord in writing within Tenant’s Review Period will conclusively be deemed Tenant’s approval and acceptance thereof. If Tenant objects to the fair market rental rate submitted by Landlord within Tenant’s Review Period, then Landlord and Tenant will attempt in good faith to agree upon such fair market rental rate using their best good faith efforts. If Landlord and Tenant fail to reach agreement on such fair market determination within ten (10) days following the expiration of Tenant’s Review Period (the “Outside Agreement Date”), then the Extension Option shall be void and of no force or effect, unless within ten (10) days following the Outside Agreement Date, Tenant demands appraisal in accordance with the following, in which event Landlord and Tenant shall submit their respective good faith determinations of fair market for the Expansion Space for the relevant period of time to appraisal in accordance with the provisions below.

(e) Appraisal Process.

i) Landlord and Tenant shall each appoint one independent, unaffiliated real estate broker (referred to herein as an “appraiser” even though only a broker) who has been active over the five (5) year period ending on the date of such appointment in the leasing of office space in the Comparison Area. Each such appraiser will be appointed within thirty (30) days after the Outside Agreement Date.

ii) The two (2) appraisers so appointed will within fifteen (15) days of the date of the appointment of the last appointed appraiser agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth herein above for qualification of the initial two (2) appraisers.

iii) The determination of the appraisers shall be limited solely to the issue of whether Landlord’s or Tenant’s last proposed (as of the Outside Agreement Date) new Base Rent for the Expansion Space is the closest to the actual new Base Rent for the Expansion Space as determined by the appraisers, taking into account the requirements of Subparagraph (c) and this Subparagraph (e) regarding same.

iv) The three (3) appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted new Base Rent, and shall notify Landlord and Tenant thereof.

v) The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option. The cost of each party’s appraiser shall be the responsibility of the party selecting such appraiser, and the cost of the third appraiser (or arbitration, if necessary) shall be shared equally by Landlord and Tenant.

vi) If either Landlord or Tenant fails to appoint an appraiser within the time period in Subparagraph (e)(i) herein above, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof and such appraiser’s decision shall be binding upon Landlord and Tenant and neither party will have the right to reject the determination or undo the exercise of the Extension Option.

vii) If the two (2) appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to binding arbitration under the provisions of the American Arbitration Association.

(f) In the event that the new Base Rent is not established prior to end of the Expansion Space Term, the Base Rent immediately payable for the Expansion Space at the commencement of the Option Term shall be the Base Rent determined by Landlord. Notwithstanding the above, once the fair market rental is determined in accordance with this section, the parties shall settle any overpayment on the next Base Rent payment date falling not less than thirty (30) days after such determination. Notwithstanding the foregoing, in no event shall the Base Rent payable during the Option Term be less than the Base Rent in effect immediately prior to the Option Term.

9. Option.

(a) As used in this Section 9, the word “Option” means the Extension Option pursuant to Section 8 herein.

(b) The Option is personal to the original Tenant executing this Amendment and may be exercised only by the original Tenant executing this Amendment while occupying the entire Expansion Space and without the intent of thereafter assigning the Amended Lease or subletting the Expansion Space and may not be exercised or be assigned, voluntarily or involuntarily, by any person or entity other than the original Tenant executing this Amendment. The Option is not assignable separate and apart from this Amendment, nor may the Option be separated from this Lease in any manner, either by reservation or otherwise.

(c) Tenant shall have no right to exercise the Option, notwithstanding any provision of the grant of Option to the contrary, and Tenant’s exercise of the Option may be nullified by Landlord and deemed of no further force or effect, if (i) Tenant shall be in default of any monetary obligation or material non-monetary obligation under the terms of the Amended Lease as of Tenant’s exercise of the Option or at any time after the exercise of such Option and prior to the commencement of the Option event, or (ii) Landlord has given Tenant two (2) or more notices of default, whether or not such defaults are subsequently cured, during any twelve (12) consecutive month period.

10. Assignment and Subletting of the Expansion Space. Tenant’s rights and responsibilities to assign the Amended Lease with respect to the Expansion Space or sublease the Expansion Space shall be governed by Article 14 of the Original Lease; provided, however, Section 14.6 of the Original Lease shall be modified only as it relates to the Expansion Space to provide that Tenant shall pay to Landlord fifty percent (50%) of any Transfer Premium received by Tenant from a Transferee.

11. Improvement Work to the Expansion Space. Upon receipt of Landlord’s prior written consent, Tenant shall have the right to convert the existing meeting room within the Expansion Space into a kitchen, and all such work to so convert the existing meeting room within the Expansion Space into a kitchen shall be deemed an “Alteration” under the Original Lease and subject to the terms and conditions of Article 10 of the Original Lease; provided however, Tenant shall not be required to remove the kitchen at the expiration or earlier termination of the Expansion Space Term.

12. Broker. Tenant hereby represents to Landlord that Tenant has dealt with no broker other than NAIBT Commercial and CB Richard Ellis (“Brokers”) in connection with this Amendment. Tenant agrees to indemnify and hold Landlord, its trustees, members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such agents harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment (other than Brokers).

13. No Other Modifications. Except as modified in this Amendment, all other terms and conditions of the Lease shall remain unchanged and in full force and effect. To the extent of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. A breach by Tenant of any of the terms of this Amendment shall constitute a material breach by Tenant of the Lease as to which Landlord shall have all rights and remedies. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TENANT:			LANDLORD:

TIVO, INC.,			BIXBY TECHNOLOGY CENTER, LLC,
a Delaware corporation			a California limited liability company

By:	/s/ Anna Brunelle		By:	BixbyBIT Investments, LLC,
	Print Name:	Anna Brunelle		a Delaware limited liability company,
	Print Title:	CFO		its sole member

By:	/s/ Mark Roberts			By:	BLC Incentive Management, LLC,
	Print Name:	Mark Roberts			a Delaware limited liability company,
	Print Title:	SVP Engineering & Operations			its Managing Member

					By:	Bixby Land Company,
a California corporation,
its Managing Member

						By:	/s/ Aaron Hill
							Name:	Aaron Hill
							Title:	VP

						By:	/s/ James Wolford
							Name:	James Wolford
							Title:	CFO

EXHIBIT “A”

EXPANSION SPACE

[diagram]

EXHIBIT “A”

EXHIBIT “B”

FURNITURE

50 cubicles

2 conference room tables

1 office chair

3 white boards

EXHIBIT “B”